SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 10, 2002
                Date of Report (Date of earliest event reported)


                          Greens Worldwide Incorporated
              Exact name of Registrant as specified in its charter


                                     ARIZONA
                 (State or other jurisdiction of incorporation)


       000-25025                                         86-0718104
(Commission File Number)                    (I.R.S. Employer Identification No.)


              2111 E. Highland Avenue, Suite 210, Phoenix, AZ 85016
                    (Address of principal executive offices)


         Registrant's telephone number, including area code 602-957-2777


  Sedona Worldwide Incorporated, 3840 North 16th Street, Phoenix, Arizona 85016
                             Former Name and Address

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On November 21, 2001, shareholders approved a plan to execute a tax-free reorganization of the Company. On January 2, 2002 the Company entered into a General Bill of Sale, Assignment and Assumption Agreement with ILX Resorts Incorporated (ILX) whereby ILX assumed all of the assets and liabilities of the Company, leaving a "shell company" available for the reorganization discussed above.

     On August 10, 2002, the Reorganization was completed. Pursuant to the Memorandum of Understanding dated July 1, 2002 and incorporated herein by reference, ILX purchased 8.0 million shares of the Company's common stock for $1.0 million cash. Further, the Company issued an additional 8.0 million shares of common stock to The Greens of Las Vegas, Inc. (GOLV).

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On August 10, 2002, the Company entered into an Asset Purchase Agreement, incorporated herein by reference, wherein the Company issued 8.0 million shares of common stock in exchange for the purchase of all of the assets of GOLV.

     The assets acquired are detailed in the Asset Purchase Agreement and include all intellectual property, all tangible personal property owned or leased by GOLV, all intangible personal property, and original or true and correct copies of all books and records.

ITEM 5. OTHER EVENTS

     As part of the Reorganization, the Company changed its name from Sedona Worldwide Incorporated (SWI) to Greens Worldwide Incorporated.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements

     Financial statements for the period ended June 30, 2002, as well as the years ended December 31, 2001 and 2000 for GOLV are attached. The SWI report on form 10KSB for the years ended December 31, 2001 and 2000, as well as the report on form 10QSB for the six months ended June 30, 2002 are incorporated herein by reference.

(b)  Proforma financial information

     The pro forma financial information related to the Reorganization is also attached.

                                    EXHIBITS

EXHIBIT NUMBER         DESCRIPTION
--------------         -----------
     10.1              The Greens of Las Vegas, Inc. Memorandum of
                       Understanding (incorporated by reference to the Current
                       Report on Form 8-K of the Company filed August 14, 2002).

     10.2 Asset Purchase Agreement between Greens Worldwide Incorporated and The Greens of Las Vegas, Inc. (incorporated by reference to the Current Report on Form 8-K of the Company filed August 14, 2002).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Greens Worldwide Incorporated

Date: October 22, 2002                  /s/ Joseph P. Martori
                                        ----------------------------------------
                                        Joseph P. Martori
                                        Chairman

                          THE GREENS OF LAS VEGAS, INC.
                          (A Development Stage Company)

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

Report of Independent Certified Public Accountants.............................2

Financial Statements:

     Balance Sheets at June 30, 2002 (Unaudited) and December 31, 2001.........3

     Statements of Operations for the six months ended June 30, 2002
       (Unaudited), for the years ended December 31, 2001 and 2000 and for the period from July 2, 1999 (date of inception of the development stage) through December 31, 2001 and June 30, 2002 (Unaudited)..........4

     Statements of Stockholders' Equity for the period from July 2, 1999
       (date of inception of the development stage) through December 31,
       1999, for the years ended December 31, 2000 and 2001 and for the six months ended June 30, 2002 (Unaudited)..................................5

     Statements of Cash Flows for the six months ended June 30, 2002
       (Unaudited), for the years ended December 31, 2001 and 2000 and for the period from July 2, 1999 (date of inception of the development stage) through December 31, 2001 and June 30, 2002 (Unaudited)..........6

     Notes to Financial Statements.............................................7

                   [LETTERHEAD OF HANSEN, BARNETT & MAXWELL]


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
The Greens of Las Vegas, Inc.

We have audited the accompanying balance sheets of The Greens of Las Vegas, Inc. (a development stage company) as of December 31, 2001 and the related statements of operations, stockholders' equity, and cash flows for the years ending December 31, 2001 and 2000 and for the cumulative period from July 2, 1999 (date of inception of the development stage) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Greens of Las Vegas, Inc. (a development stage company) at December 31, 2001 and the results of its operations and its cash flows for the December 31, 2001 and 2000 and for the cumulative period from July 2, 1999 (date of inception of the development stage) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit and has incurred net losses since inception. This condition raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
October 14, 2002

                          THE GREENS OF LAS VEGAS, INC.
                                 BALANCE SHEETS
                          (A Development Stage Company)

                                                            JUNE 30,      DECEMBER 31,
                                     ASSETS                   2002           2001
                                                           -----------    -----------
                                                           (unaudited)
CURRENT ASSETS
  Cash                                                     $       142    $        --
  Deposits and other current assets                              5,057         28,757
                                                           -----------    -----------

TOTAL CURRENT ASSETS                                             5,199         28,757
                                                           -----------    -----------

LONG TERM ASSETS
  Construction in progress                                     354,428        354,428
  Furniture and equipment, net                                  10,749         13,696
                                                           -----------    -----------

TOTAL LONG TERM ASSETS                                         365,177        368,124

TOTAL ASSETS                                               $   370,376    $   396,881
                                                           ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                             212,198        217,813
  Accrued expenses                                              16,009         12,990
  Advances from officers                                         4,200             --
                                                           -----------    -----------

TOTAL CURRENT LIABILITIES                                      232,407        230,803
                                                           -----------    -----------

TOTAL LIABILITIES                                              232,407        230,803
                                                           -----------    -----------

STOCKHOLDERS' EQUITY
  Common stock, $0.001 par value; 25,000,000
    authorized; 19,200,500 and 18,670,500
    shares issued and outstanding, respectively                 19,201         18,671
  Additional paid-in capital                                 2,169,945      2,125,475
  Subscription receivable                                       (8,746)       (10,000)
  Subscription rights                                           25,625         25,625
  Accumulated deficit                                       (2,068,056)    (1,993,693)
                                                           -----------    -----------

TOTAL STOCKHOLDERS' EQUITY                                     137,969        166,078
                                                           -----------    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $   370,376    $   396,881
                                                           ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                          THE GREENS OF LAS VEGAS, INC.
                            STATEMENTS OF OPERATIONS
                          (A Development Stage Company)

                                                                               FOR THE              FOR THE
                                                                         PERIOD FROM JULY 2,   PERIOD FROM JULY 2,
                                                                            1999 (DATE OF        1999 (DATE OF
                                                                            INCEPTION OF         INCEPTION OF
                                                                           THE DEVELOPMENT      THE DEVELOPMENT
                              SIX MONTHS       YEAR ENDED DECEMBER 31,     STAGE) THROUGH       STAGE) THROUGH
                            ENDED JUNE 30,   ----------------------------    DECEMBER 31,           JUNE 30,
                                 2002            2001            2000            2001                 2002
                             ------------    ------------    ------------    ------------         ------------
                              (UNAUDITED)                                                         (UNAUDITED)
NET SALES                    $    389,279    $     17,330    $         --    $     17,330         $    406,609

COST OF SALES                     295,966             200              --             200              296,166
                             ------------    ------------    ------------    ------------         ------------

GROSS PROFIT                       93,313          17,130              --          17,130              110,443

SELLING, GENERAL &
  ADMINISTRATIVE EXPENSES         167,676         565,843         707,308       2,010,823            2,178,499
                             ------------    ------------    ------------    ------------         ------------

NET LOSS                     $    (74,363)   $   (548,713)   $   (707,308)   $ (1,993,693)        $ (2,068,056)
                             ============    ============    ============    ============         ============

BASIC AND DILUTED INCOME/
  (LOSS) PER SHARE           $      (0.00)   $      (0.03)   $      (0.04)
                             ============    ============    ============

WEIGHTED AVERAGE SHARES OF
  COMMON STOCK OUTSTANDING     18,861,596      17,248,390      15,934,425
                             ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                          THE GREENS OF LAS VEGAS, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                          (A Development Stage Company)


                                             COMMON STOCK        ADDITIONAL                                               TOTAL
                                          --------------------     PAID-IN    SUBSCRIPTION  SUBSCRIPTION  ACCUMULATED  STOCKHOLDERS'
                                            SHARES       PAR       CAPITAL     RECEIVABLE      RIGHTS       DEFECIT       EQUITY
                                          ----------   -------   -----------    --------      --------    -----------    ---------
BALANCE AS OF JULY 2, 1999                        --   $    --   $        --    $     --      $     --    $        --    $      --

Shares issued to Founders                 13,287,500    13,288       (13,288)         --            --             --           --
Shares issued for cash
  Sept-Dec $0.125 per share                       --                                                                            --
  Sept-Dec $0.50 per share                   427,000       427       213,073          --            --             --      213,500
  Sept-Dec $1.00 per share                   430,000       430       429,570          --            --             --      430,000

Shares issued for Services
  Sept-Dec $0.125 per share                   50,000        50         6,200          --            --             --        6,250
  Sept-Dec $0.25 per share                    40,000        40         9,960          --            --             --       10,000
  Sept-Dec $0.50 per share                 1,053,000     1,053       525,447          --            --             --      526,500
  Sept-Dec $1.00 per share                    10,000        10         9,990          --            --             --       10,000

Shares issued for construction
  Dec $1.00 per share                        150,000       150       149,850          --            --             --      150,000
  Dec $0.50 per share                         50,000        50        24,950          --            --             --       25,000

Subscribtion receivable
  Sept-Dec $0.50 per share                    30,000        30        14,970     (15,000)           --             --           --
  Sept-Dec $1.00 per share                    10,000        10         9,990     (10,000)           --             --           --

Cash received for right to receive shares         --        --            --          --        30,000             --       30,000

Costs associated with raising capital             --        --        (7,259)         --            --             --       (7,259)

Net loss for period ended 12/31/99                --        --            --          --            --       (737,672)    (737,672)
                                          ----------   -------   -----------    --------      --------    -----------    ---------

BALANCE AS OF DECEMBER 31, 1999           15,537,500    15,538     1,373,453     (25,000)       30,000       (737,672)     656,319

Shares issued for Cash
  Jan-Dec $0.50 per share                    400,000       400       199,600          --            --             --      200,000
  Jan-Dec $1.00 per share                    170,000       170       169,830          --            --             --      170,000

Shares issued for Services
  Feb-Dec $0.50 per share                    183,000       183        91,317          --            --             --       91,500

Settlement of subscription receivable             --        --            --      15,000            --             --       15,000

Cash received for right to receive shares         --        --            --          --        47,500             --       47,500

Costs associated with raising capital             --        --      (150,720)         --            --             --     (150,720)

Net loss for year ended 12/31/00                  --        --            --          --            --       (707,308)    (707,308)
                                          ----------   -------   -----------    --------      --------    -----------    ---------

BALANCE AS OF DECEMBER 31, 2000           16,290,500    16,291     1,683,480     (10,000)       77,500     (1,444,980)     322,291

Shares issued for Cash
  November $0.10 per share                    75,000        75         7,425          --            --             --        7,500
  Jan-Dec $0.125 per share                 1,968,488     1,968       244,093          --            --             --      246,061
  Jan-Dec $0.50 per share                    115,000       115        57,385          --            --             --       57,500
  Jan-Dec $1.00 per share                     10,000        10         9,990          --            --             --       10,000

Shares issued for Services
  Sept-Dec $0.125 per share                    6,512         7           807          --            --             --          814

Subscribtion receivable
  January- $0.50 per share                    60,000        60        29,940     (30,000)           --             --           --

Settlement of Stock Rights
  January- $0.50 per share                   145,000       145        72,355          --       (72,500)            --           --

Contributions from shareholders, no
  additional shares issued                        --        --        20,000          --            --             --       20,000

Settlement of subscription receivable             --        --            --      30,000            --             --       30,000

Cash received for right to receive shares         --        --            --          --        20,625             --       20,625

Net loss for year ended 12/31/01                  --        --            --          --            --       (548,713)    (548,713)
                                          ----------   -------   -----------    --------      --------    -----------    ---------

BALANCE AS OF DECEMBER 31, 2001           18,670,500    18,671     2,125,475     (10,000)       25,625     (1,993,693)     166,078

Shares issued for Cash - $0.10 per share     450,000       450        44,550          --            --             --       45,000

Shares issued to Founder                      80,000        80           (80)         --            --             --           --

Settlement of subscription receivable             --        --            --       1,254            --             --        1,254

Net loss for  six months ended 6/30/02            --        --            --          --            --        (74,363)     (74,363)
                                          ----------   -------   -----------    --------      --------    -----------    ---------

BALANCE AS OF JUNE 30, 2002 (Unaudited)   19,200,500   $19,201   $ 2,169,945    $ (8,746)     $ 25,625    $(2,068,056)   $ 137,969
                                          ==========   =======   ===========    ========      ========    ===========    =========

   The accompanying notes are an integral part of these financial statements.

                          THE GREENS OF LAS VEGAS, INC.
                            STATEMENTS OF CASH FLOWS
                          (A Development Stage Company)

                                                                                                     FOR THE           FOR THE
                                                                                                      PERIOD            PERIOD
                                                                                                    FROM JULY 2,     FROM JULY 2,
                                                                                                   1999 (DATE OF    1999 (DATE OF
                                                                                                   INCEPTION OF      INCEPTION OF
                                                      FOR THE SIX      FOR THE        FOR THE     THE DEVELOPMENT   THE DEVELOPMENT
                                                      MONTHS ENDED    YEAR ENDED     YEAR ENDED   STAGE) THROUGH    STAGE) THROUGH
                                                        JUNE 30,     DECEMBER 31,   DECEMBER 31,    DECEMBER 31,       JUNE 30,
                                                          2002           2001          2000            2001              2002
                                                        --------      ---------      ---------      -----------       -----------
                                                       (UNAUDITED)                                                    (UNAUDITED)
Cash Flows From Operating Activities
  Net loss                                              $(74,363)     $(548,713)     $(707,308)     $(1,993,693)      $(2,068,056)
  Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation                                           2,947          5,894          3,783            9,677            12,624
    Stock issued for compensation and services                --            814         91,500          645,064           645,064
      Change in current assets and liabilities:
        Deposits and other current assets                 23,700         (3,377)        33,345          (28,757)           (5,057)
        Accounts payable                                  (5,615)       143,327         67,713          217,813           212,198
        Accrued expenses                                   3,019         12,990         (4,070)          12,990            16,009
                                                        --------      ---------      ---------      -----------       -----------

  NET CASH USED IN OPERATING ACTIVITIES                  (50,312)      (389,065)      (515,037)      (1,136,906)       (1,187,218)
                                                        --------      ---------      ---------      -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                         --         (2,495)       (20,878)         (23,373)          (23,373)
  Purchases of construction in process                        --           (126)       (23,511)        (179,428)         (179,428)
                                                        --------      ---------      ---------      -----------       -----------

  NET CASH USED IN INVESTING ACTIVITIES                       --         (2,621)       (44,389)        (202,801)         (202,801)
                                                        --------      ---------      ---------      -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                  45,000        341,061        370,000        1,354,561         1,399,561
  Proceeds from purchase of stock rights                      --         20,625         47,500           98,125            98,125
  Proceeds from settlement of subscription receivable      1,254         30,000         15,000           45,000            46,254
  Costs associated with raising capital                       --             --       (150,720)        (157,979)         (157,979)
  Proceeds from short-term advance                         4,200             --             --          100,000           104,200
  Payment of short-term advance                               --             --       (100,000)        (100,000)         (100,000)
                                                        --------      ---------      ---------      -----------       -----------

  NET CASH PROVIDED BY FINANCING ACTIVITIES               50,454        391,686        181,780        1,339,707         1,390,161
                                                        --------      ---------      ---------      -----------       -----------

    NET INCREASE (DECREASE) IN CASH                          142             --       (377,646)              --               142

    CASH AT BEGINNING OF YEAR                                 --             --        377,646               --                --
                                                        --------      ---------      ---------      -----------       -----------

    CASH AT END OF PERIOD                               $    142      $      --      $      --      $        --       $       142
                                                        ========      =========      =========      ===========       ===========

  SUPPLEMENTAL CASH FLOW
  Cash paid for income taxes                            $     --      $      --      $      --      $        --       $        --
  Cash paid for interest                                      --             --             --               --                --

   The accompanying notes are an integral part of these financial statements.

                          THE GREENS OF LAS VEGAS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   (INFORMATION WITH RESPECT TO THE SIX-MONTH
                    PERIOD ENDING JUNE 30, 2002 IS UNAUDITED)
                          (A Development Stage Company)


NOTE 1--DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The Greens of Las Vegas, Inc. (the "Company" or "GOLV") was incorporated in the State of Nevada on July 2, 1999. The Company is considered to be a development stage company whose activities to date have consisted of developing a business plan, conducting feasibility studies, selling golf-related retail items and obtaining construction plans to develop 23 acres of property located one mile from the southern part of the Las Vegas STRIP. The facility will include a sports themed restaurant and bar, pro shop and six 18-hole natural grass putting courses. Four of the putting courses will be developed using 24 full-sized championship putting greens, each inspired by famous greens known around the world.

In August 2002, the Company entered into an Asset Purchase Agreement with Greens Worldwide Incorporated (GWWI) whereby GWWI acquired all of the assets of the Company in return for 8,000,000 shares of GWWI stock and the assumption of $5,000 of the Company's liabilities. The assets purchased include, but are not limited to, all plans, designs, concepts and any and all proprietary rights to be utilized in the execution of the GOLV business plan. The Asset Purchase Agreement was executed as part of a Memorandum of Understanding that provided for ILX Resorts Incorporated (ILX) to purchase 8 million shares of GWWI common stock for $1 million. In addition, an officer of the Company was issued a stock option from ILX to purchase 1 million shares of GWWI at $0.125 per share, with the exercise price to increase 10% per year.

SIGNIFICANT ACCOUNTING POLICIES

CASH

Cash and cash equivalents include investments in highly liquid debt instruments with an original maturity of three months or less.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

CONSTRUCTION IN PROGRESS

Construction in progress includes construction costs and architectural plans stated at cost.

IMPAIRMENT OF LONG-LIVED ASSETS

The company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The Company uses an estimate of future undiscounted net cash flows from the related asset or group of assets over their remaining life in measuring whether the assets are recoverable. As of June 30, 2002 and December 31, 2001, the Company does not consider any of its long-lived assets to be impaired.

                          THE GREENS OF LAS VEGAS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   (INFORMATION WITH RESPECT TO THE SIX-MONTH
                    PERIOD ENDING JUNE 30, 2002 IS UNAUDITED)
                          (A Development Stage Company)


REVENUE RECOGNITION

The Company has minimal revenue to date consisting of banquet sales and sales of retail golf related items. The Company recognizes revenue on the date of the banquet for banquet sales and when items are delivered to the customer on retail sales.

INCOME TAXES

Income taxes are accounted for using Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting For Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax effects attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

ADVERTISING EXPENSE

Advertising expense consists of promotional costs and is expensed as incurred. Advertising expense for the six months ended June 30, 2002 and for the years ended December 31, 2001 and 2000 was $7,098, $165,658 and $86,720, respectively.
No advertising was capitalized as of June 30, 2002, December 31, 2001 and 2000.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the six months ended June 30, 2002 and years ended December 31, 2001 and 2000 the Company incurred net losses of $74,363, $548,713 and $707,308, respectively. As of December 31, 2001, the Company had nominal revenue and losses accumulated from inception totaling $1,993,693. These factors create an uncertainty about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain financing, and ultimately to attain profitable operations. In August 2002, the Company entered into an Asset Purchase Agreement with GWWI whereby GWWI assumed all of the assets of the Company in return for 8,000,000 shares of GWWI stock (see "Description of Business").

LOSS PER SHARE

BASIC AND DILUTED LOSS PER SHARE -- Basic loss per share amounts are computed by dividing net loss by the weighted-average number of common shares outstanding during each period. Diluted loss per share amounts are computed assuming the

                          THE GREENS OF LAS VEGAS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   (INFORMATION WITH RESPECT TO THE SIX-MONTH
                    PERIOD ENDING JUNE 30, 2002 IS UNAUDITED)
                          (A Development Stage Company)


issuance of common stock for potentially dilutive common stock equivalents. None of the outstanding options (see Note 5) were included in the computations of diluted loss per share because their effects would be antidilutive.

NOTE 2--PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2002 and December 31, 2001 consist of the following:

                                                     2002           2001
                                                   --------       --------
     Leasehold improvements                        $    146       $    146
     Furniture and fixtures                          19,332         19,332
     Computer equipment                               3,895          3,895
                                                   --------       --------

              Total                                  23,373         23,373
                                                   --------       --------

     Less accumulated depreciation                  (12,624)        (9,677)
                                                   --------       --------

     Property and equipment, net                   $ 10,749       $ 13,696
                                                   ========       ========

Depreciation expense was $2,947, $5,894 and $3,783 for the six months ended June 30, 2002 and the years ended December 31, 2001 and 2000, respectively.

NOTE 3--OPERATING LEASES

In May 2002 the Company entered into a lease for its principal office facility located in Las Vegas, Nevada for $1,420 per month, pursuant to a 24-month lease agreement.

During 2001, the Company leased its principal office facility located in Las Vegas, Nevada for $1,515 per month, pursuant to a three-year lease assumed from Nationwide Escrow Inc., a company owned by Matthew G. Pearson, who was an officer of the Company until July 2000. The lease expired in March 2002.

In 1999 the Company entered into a lease agreement with Las Vegas Golf Center, LLC (LVGC) for approximately 23 acres of a 44-acre parcel of land on the corner of Paradise and Tropicana in Las Vegas, Nevada. The Company paid LVGC a $50,000 deposit, but did not fully execute the lease. In 2000, LVGC subleased the entire parcel of land to Varsity Clubs of America - Nevada (VCA-NV), a subsidiary of ILX. LVGC returned $20,000 to the Company and retained the remaining $30,000 to pay for legal expenses incurred as a result of the lease. The Company then paid VCA-NV a lease deposit of $25,425. The lease was not executed as of December 31, 2001. The Company's failure to execute its lease with VCA-NV resulted in the forfeiture of its deposit of $25,425 during the six months ended June 30, 2002.

The Company had rent expense of $35,758,  $23,021and  $33,076 for the six months
ended  June  30,  2002  and  the  years  ended   December  31,  2001  and  2000,
respectively.

NOTE 4--SHAREHOLDERS' EQUITY

The Company issued 13,287,500 shares of common stock to officers of the Company during the period ended December 31, 1999. The shares were considered founders shares and had no value.

                          THE GREENS OF LAS VEGAS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   (INFORMATION WITH RESPECT TO THE SIX-MONTH
                    PERIOD ENDING JUNE 30, 2002 IS UNAUDITED)
                          (A Development Stage Company)


The value per share for common stock issued for services was the market value on the date of grant based on shares sold for cash or negotiations of shares for cash.

The Company issued 150,000 shares of common stock at $1.00 per share and 50,000 shares of common stock at $0.50 per share for construction costs that were capitalized during the period ended December 31, 1999. The value per share for the common stock issued for construction was the market value on the date of grant based on shares sold for cash or negotiations of shares for cash.

The Company issued 30,000 shares of common stock at $0.50 per share and 10,000 shares of common stock at $1.00 per share for a subscription receivable during the period ended December 31, 1999.

The Company received $30,000 to be used toward the purchase of common stock at $0.50 per share during the period ended December 31, 1999.

The Company incurred costs of $7,259 in connection with the raising of capital during the period ended December 31, 1999. The costs related to an offering that was abandoned and are a direct reduction to shareholders' equity.

The Company received $15,000 in settlement of a subscription receivable during the year ended December 31, 2000.

The Company received $47,500 to be used toward the purchase of common stock during the year ended December 31, 2000. Of the $47,500 received, $45,000 was for the purchase of common stock at $0.50 per share and $2,500 was for the purchase of common stock at $0.125 per share.

The Company incurred costs of $150,720 in connection with the raising of capital during the year ended December 31, 2000. The costs related to an offering that was abandoned and are a direct reduction to shareholders' equity.

The Company issued 60,000 shares of common stock at $0.50 per share for a subscription receivable that was paid within the year ended December 31, 2001.

The Company received $20,625 to be used toward the purchase of common stock during the year ended December 31, 2001. Of the $20,625 received, $20,000 was for the purchase of common stock at $0.50 and $625 was for the purchase of common stock at $0.125.

The Company issued 145,000 shares of common stock at $0.50 per share in settlement of previous stock rights granted, during the year ended December 31, 2001.

The Company issued 80,000 shares of common stock to an officer of the Company during the period ended June 30, 2002. The shares were considered founders shares and had no value.

The Company received $1,254 in settlement of a subscription receivable during the period ended June 30, 2002.

                          THE GREENS OF LAS VEGAS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   (INFORMATION WITH RESPECT TO THE SIX-MONTH
                    PERIOD ENDING JUNE 30, 2002 IS UNAUDITED)
                          (A Development Stage Company)


NOTE 5--STOCK OPTIONS

During 1999, the Company issued stock options to an individual to purchase 500 shares of common stock at $1.25 per share. During 2000, the Company issued stock options to an individual to purchase 80,000 shares of common stock at $1.25 per share. The options vested immediately and had a life of 3 years. The options were issued as incentive for shareholders who located additional investors. Because the options were issued in connection with efforts of the Company to raise funds through private placements of its stock, the related cost is a direct reduction of stockholders' equity. As of June 30, 2002, 80,500 stock options remained unexercised.

NOTE 6--INCOME TAXES

Deferred income tax assets are provided for temporary and permanent differences between financial statement and income tax reporting, primarily for net operating loss carryover, which was $1,991,421 as of December 31, 2001. The Company's net operating losses will expire in 2014, 2020 and 2021. Section 382 of the Internal Revenue Code imposes limitations on the utilization of net operating losses by a corporation following various types of ownership changes which result in more than a 50% change in ownership of a corporation within a three year period. If such a subsequent change occurs, the limitations of
Section 382 would apply and may limit or deny the future utilization of the net operating loss by the Company, which could result in the Company paying additional federal and state taxes.

Net deferred income taxes at December 31, 2001 and 2000 consist of the following:

                                                 Year Ended     Year Ended
                                                 December 31,   December 31,
                                                    2001           2000
                                                  ---------      ---------
     Deferred income tax assets:
       Operating loss carry forward               $ 677,083      $ 491,157
       Valuation allowance                         (677,083)      (491,157)
                                                  ---------      ---------

       Net deferred income tax asset              $      --      $      --
                                                  =========      =========

A reconciliation of the income tax benefit and the amount that would be computed using statutory federal income tax rates is as follows:

                                                 Year Ended     Year Ended
                                                 December 31,   December 31,
                                                    2001           2000
                                                  ---------      ---------
     Federal, computed on income before taxes     $(186,562)     $(240,485)
     Non-deductible expense                             636            136
     Change in valuation allowance                  185,926        240,349
                                                  ---------      ---------

     Income tax benefit                           $      --      $      --
                                                  =========      =========

NOTE 7--DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument. Because the fair value is

                          THE GREENS OF LAS VEGAS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   (INFORMATION WITH RESPECT TO THE SIX-MONTH
                    PERIOD ENDING JUNE 30, 2002 IS UNAUDITED)
                          (A Development Stage Company)


estimated as of December 31, 2001, the amounts that will actually be realized or paid in settlement of the instruments could be significantly different.

The carrying amount of cash is its fair value. The carrying amount of deposits and other current assets, accounts payable, accrued expenses and advances from officers is assumed to be the fair value because of the short maturity of these items.

NOTE 8--RELATED PARTY TRANSACTION

On August 2, 2000 the Company assumed a lease from Nationwide Escrow Inc. and Matthew G. Pearson, the former Chief Operating Officer of the Company. The lease was for 1,212 square feet used for the Company's office space in Las Vegas, Nevada. The Company also purchased furniture and equipment and relieved liabilities to Nationwide Escrow Inc. for the amount of $20,000.

The Company has $354,428 of construction costs as of June 30, 2002. These construction costs include payments of $112,870 to a construction company that is owned by an officer of Greens of Las Vegas, Inc.

As of June 30, 2002, the Company had received advances of $4,200 from an officer with no established payment terms.

NOTE 9--SUBSEQUENT EVENTS

In August 2002, the Company entered into an Asset Purchase Agreement with Greens Worldwide Incorporated (GWWI) whereby GWWI acquired all of the assets of the Company in return for 8,000,000 shares of GWWI stock and the assumption of $5,000 of the Company's liabilities. The assets purchased include, but are not limited to, all plans, designs, concepts and any and all proprietary rights to be utilized in the execution of the GOLV business plan. The Asset Purchase Agreement was executed as part of a Memorandum of Understanding that provided for ILX to purchase 8 million shares of GWWI common stock for $1 million. In addition, an officer of the Company was issued a stock option from ILX to purchase 1 million shares of GWWI at $0.125 per share, with the exercise price to increase 10% per year.

In August 2002, GWWI entered into a lease agreement with VCA-NV for the 23 acre property in Las Vegas (see Note 1).

                         GREENS WORLDWIDE INCORPORATED
                               UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS

     The following unaudited Pro Forma Combined Balance Sheet is derived from the Balance Sheets of Greens Worldwide Incorporated (the Company as of June 30, 2002. The unaudited Pro Forma Balance Sheet reflects the Company's asset acquisition of The Greens of Las Vegas (GOLV) and assumes that such acquisition was consummated as of June 30, 2002. The following unaudited Pro Forma Statements of Operations are derived from the Statements of Operations elsewhere or incorporated by reference into this Current Report, and from the historical financial statements of the Company and GOLV. The unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2001 and the six-month period ended June 30, 2002 give effect to the asset acquisition as if it had occurred at January 1, 2001.

     The unaudited Pro Forma Combined Balance Sheet and Statements of Operations should be read in conjunction with the financial statements of the Company and GOLV, and the respective Notes thereto included elsewhere in this Current Report. The Pro Forma Combined Statements of Operations do not purport to represent what the results of operations would actually have been if the acquisition had occurred on the date indicated or to project the results of operations for any future period or date. The pro forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the Notes thereto.

                         GREENS WORLDWIDE INCORPORATED
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 2002

                                                        GREENS
                                                       WORLDWIDE                      PRO FORMA
                                     ASSETS           INCORPORATED   ADJUSTMENTS       COMBINED
                                                      ------------   -----------      -----------
CURRENT ASSETS
  Cash and cash equivalents                            $        --    $1,000,142(1)   $ 1,000,142
  Deposits and other current assets                             --         5,057(1)         5,057
                                                       -----------    ----------      -----------

     TOTAL CURRENT ASSETS                                       --     1,005,199        1,005,199
                                                       -----------    ----------      -----------

LONG TERM ASSETS
  Construction in progress                                      --       500,000(1)       500,000
  Furniture and equipment, net                                  --        10,749(1)        10,749
                                                       -----------    ----------      -----------

          TOTAL ASSETS                                 $        --    $1,515,948      $ 1,515,948
                                                       ===========    ==========      ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Current Liabilities                                  $     3,229    $    5,000(1)   $     8,229
                                                       -----------    ----------      -----------

     TOTAL CURRENT LIABILITIES                               3,229         5,000            8,229
                                                       -----------    ----------      -----------

          TOTAL LIABILITIES                                  3,229         5,000            8,229
                                                       -----------    ----------      -----------

STOCKHOLDERS' EQUITY
  Preferred stock, $10 par value; 5,000,000
    shares authorized;none issued and outstanding
  Common stock, no par value; 50,000,000 authorized;
    21,760,902 shares issued and outstanding             1,089,783     1,510,948(2)     2,600,731
  Additional paid-in capital                             2,545,730            --        2,545,730
  Subscription receivable
  Subscription rights
  Accumulated deficit                                   (3,638,742)           --       (3,638,742)
                                                       -----------    ----------      -----------

     TOTAL STOCKHOLDERS' EQUITY                             (3,229)    1,510,948        1,507,719
                                                       -----------    ----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $        --    $1,515,948      $ 1,515,948
                                                       ===========    ==========      ===========

         See notes to unaudited pro forma combined financial statements

                         GREENS WORLDWIDE INCORPORATED
                       UNAUDITED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2002

                                               GREENS
                                              WORLDWIDE     THE GREENS OF                    PRO FORMA
                                             INCORPORATED   LAS VEGAS, INC.  ADJUSTMENTS      COMBINED
                                             ------------   --------------   ------------   ------------
NET SALES                                    $         --    $    389,279    $         --   $    389,279

COST OF SALES                                          --         295,966              --        295,966
                                             ------------    ------------    ------------   ------------

GROSS PROFIT                                           --          93,313              --         93,313

SELLING, GENERAL & ADMINISTRATIVE EXPENSES          3,229         167,676              --        170,905
                                             ------------    ------------    ------------   ------------

LOSS FROM OPERATIONS                               (3,229)        (74,363)             --        (77,592)
                                             ------------    ------------    ------------   ------------

NET INCOME/(LOSS)                            $     (3,229)   $    (74,363)   $         --   $    (77,592)
                                             ============    ============    ============   ============

WEIGHTED AVERAGE SHARES OF COMMON STOCK
  OUTSTANDING                                                                                 21,760,902

BASIC AND DILUTED INCOME PER SHARE                                                          $      (0.00)
                                                                                            ============

         See notes to unaudited pro forma combined financial statements

                         GREENS WORLDWIDE INCORPORATED
                       UNAUDITED STATEMENTS OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2002

                                                GREENS
                                              WORLDWIDE     THE GREENS OF                       PRO FORMA
                                             INCORPORATED   LAS VEGAS, INC.  ADJUSTMENTS         COMBINED
                                             ------------   --------------   ------------      ------------
NET SALES                                    $    580,138    $     17,330    $   (580,138)(3)      $ 17,330

COST OF SALES                                     284,146             200        (284,146)(3)           200
                                             ------------    ------------    ------------      ------------

GROSS PROFIT                                      295,992          17,130        (295,992)           17,130

SELLING, GENERAL & ADMINISTRATIVE EXPENSES        442,387         565,843        (442,387)(3)       565,843
                                             ------------    ------------    ------------      -------------

LOSS FROM OPERATIONS                             (146,395)       (548,713)        146,395          (548,713)

INTEREST EXPENSE                                   10,873              --         (10,873)(3)            --

NET INCOME/(LOSS)                            $   (157,268)   $   (548,713)   $    157,268      $   (548,713)
                                             ============    ============    ============      ============

WEIGHTED AVERAGE SHARES OF COMMON STOCK
  OUTSTANDING                                                                                    20,769,121

BASIC AND DILUTED INCOME PER SHARE                                                             $      (0.03)
                                                                                               ============

         See notes to unaudited pro forma combined financial statements

                          GREENS WORLDWIDE INCORPORATED
         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. The Pro forma asset adjustment to reflect the assets acquired through the Asset Acquisition Agreement between the Company and GOLV incorporated herein by reference to their fair value. On August 10, 2002, the company assumed all of the assets of GOLV in return for 8,000,000 shares of the Company's stock. Because GOLV is considered development stage entity it is not considered a business. Therefore, the acquisition of GOLV's assets was accounted for as the purchase of assets and recorded at the fair value of the assets acquired. The assets purchased include, but are not limited to, all plans, designs, concepts and any and all proprietary rights to be utilized in the execution of the GOLV business plan. The agreement also stipulates that GWWI will only assume $5,000 of GOLV liabilities.

     The following table indicates the original cost of the assets and liabilities acquired, the adjustment required to fair value and the fair value of the assets.

                                            ORIGINAL
                                              COST    ADJUSTMENT  FAIR VALUE
                                            --------  ----------  ----------
        Cash and cash equivalents           $    142         --    $    142
        Deposits and other current assets      5,057         --       5,057
        Construction in progress             354,428    145,572     500,000
        Furniture and equipment, net          10,749         --      10,749
        Current liabilities                  232,407   (227,407)      5,000


2. The Pro forma common stock adjustment includes $1,000,000 for 8,000,000 shares purchased at $0.125 by ILX as stipulated in the Asset Acquisition Agreement and Memorandum of Understanding incorporated herein by reference.

3. The Pro forma income statement adjustments remove the January through December 2001 activity for the Company. The 2001-year was prior to the Reorganization as discussed in the Memorandum of Understanding incorporated herein by reference and the numbers are not reflective of Greens Worldwide operations.